Exhibit 107
Calculation of Filing Fee Tables
Form
F-3
(Form Type)
Bank of Nova Scotia
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Senior Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.0001531	(1)(2)

Fees to be Paid	Debt	Subordinated Debt Securities	457(o)	(1)(2)	100%	(3)(4)	0.0001531	(1)(2)

Fees to be Paid	Equity	Common Shares	457(o)	(1)(2)	100%	(3)(4)	0.0001531	(1)(2)

Fees to be Paid	Equity	Preferred Shares	457(o)	(1)(2)	100%	(3)(4)	0.0001531	(1)(2)

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$40,524,551,150.00(1)(2)	100%	$40,524,551,150.00(3)(4)	0.0001531	$6,204,308.78(1)(2)

Carry Forward Securities

Carry Forward Securities	Debt	Senior Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-261476	December 29, 2021	(1)(2)

Carry Forward Securities	Debt	Subordinated Debt Securities	415(a)(6)	(1)(2)		(3)(4)			F-3	333-261476	December 29, 2021	(1)(2)

Carry Forward Securities	Equity	Common Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-261476	December 29, 2021	(1)(2)

Carry Forward Securities	Equity	Preferred Shares	415(a)(6)	(1)(2)		(3)(4)			F-3	333-261476	December 29, 2021	(1)(2)

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$9,475,448,850.00(1)(2)		$9,475,448,850.00(3)(4)			F-3	333-261476	December 29, 2021	$878,374.11

	Total Offering Amounts					$50,000,000,000		$ 6,204,308.78

	Total Fees Previously Paid							$6,086,564.17

	Total Fee Offsets							$0

	Net Fee Due							$117,744.61

(1)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the US$50,000,000,000 of securities covered by this Registration Statement includes US$9,475,448,850.00 aggregate principal amount or offering price of the Registrant’s securities (the “Unsold Securities”) that were previously registered by the Registrant on the Registration Statement on
Form F-3 under
the Securities Act (File No.
333-261476) filed
on December 3, 2021, as amended
by Pre-Effective Amendment
No. 1 thereto filed on December 27, 2021. Pursuant to Rule 415(a)(6) under the Securities Act, US$878,374.11 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this Registration Statement. In accordance with Commission rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identify in a pre-effective amendment
to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6) and any filing fee paid in connection with such Unsold Securities and the amount of any new securities to be registered. On October 9, 2024, the Registrant paid US$6,086,564.17 in connection with the initial filing of this Registration Statement, and the remaining US$117,744.61 of filing fees was paid herewith, prior to the filing of this Amendment No. 1.
(2)
This Registration Statement also includes an indeterminate amount of securities of the classes specified above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)	Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.

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